SCHEDULE 14(a) INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934




Filed by the Registrant       [ X ]

Filed by a party other than the registrant    [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement   [ ] Confidential, for Use of the
                                      Commission Only (as permitted by Rule
                                      14a- 6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                  CV REIT, INC.
----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement if other than Registrant)


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[X]  No fee required
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     2)   Aggregate number of securities to which transaction applies:

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

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     4)  Date Filed:

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                                       3

CV REIT, INC.


NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of CV Reit, Inc.

The annual meeting of stockholders of CV Reit, Inc. will be held at The Peninsula Hotel, 700 5th Avenue, at 55th Street, 3rd floor (La Grande Salle), New York, New York, 10019 on June 7, 1999, at 9:30 a.m., for the following purposes:


     1. To elect two directors, comprising the class of directors to be elected for a three-year term expiring in 2002;

     2. To approve the appointment of BDO Seidman LLP as independent auditors of the Company for 1999; and

     3. To transact such other business as may properly be brought before the meeting.


The Board of Directors has fixed the close of business on April 16, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.


                                            By Order of the Board of Directors



                                            By Orilla Floyd, Secretary


May 5, 1999



IT IS IMPORTANT THAT EACH STOCKHOLDER EXERCISE HIS RIGHT TO VOTE. Whether or not you plan to attend the meeting, we urge that you execute and return your proxy cards as soon as possible in the enclosed postage-paid envelope, in order that your shares will be represented at the meeting. If you attend the meeting, you may vote in person.

CV REIT, INC.
100 Century Boulevard
West Palm Beach, Florida 33417


PROXY STATEMENT


This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of CV Reit, Inc. (the "Company") to be voted at the annual meeting of stockholders of the Company referred to in the foregoing Notice. Shares represented by duly executed proxies received by the Company will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted FOR the election of the two directors who have been nominated by the Board of Directors, comprising the class of directors to be elected for a three-year term expiring in 2002; FOR the appointment of the Company's existing independent auditors; and in accordance with the judgment of the person or persons voting the proxies on any other matter that may properly be brought before the meeting. The execution of a proxy will in no way affect a stockholder's right to attend the Annual Meeting and to vote in person. Any proxy executed and returned by a stockholder may be revoked at any time either by giving written notice to the Secretary of the Company at the above address before it is voted or by attending the Annual Meeting and revoking the proxy in person.

This Proxy Statement and the accompanying proxy are being sent on or about May 5, 1999 to stockholders entitled to vote at the Annual Meeting of Stockholders. The entire cost of soliciting proxies will be borne by the Company and will be made through the use of the mails. The Company will, upon request, reimburse brokerage houses and persons holding shares in their names or in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

The Company has outstanding 7,966,621 shares of Common Stock, $.01 par value ("Common Stock"), which are entitled to vote at the meeting, each share being entitled to one vote. Only stockholders of record at the close of business on April 16, 1999 will be entitled to vote at the meeting. There was no other class of voting securities outstanding at that date.

                                   PROPOSAL 1


                              ELECTION OF DIRECTORS


Two directors are to be elected at the meeting. For purposes of this meeting, the Board of Directors has fixed the number of directors at seven, divided into three classes. Each class is elected for a three-year term at successive Annual Meetings of the Stockholders. In all cases, directors hold office until their successors have been elected and qualified, or until their earlier resignation, death or removal.


NOMINEES AND INCUMBENT DIRECTORS

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships. Information regarding their beneficial ownership of the Company's Common Stock and equity securities of the Company's subsidiaries is reported under the caption "Security Ownership of Management". All of the nominees are currently directors of the Company.


NOMINEES FOR DIRECTORS WHOSE TERM OF OFFICE WILL EXPIRE IN 2002


Milton S. Schneider

     Mr. Schneider, 49, became a director of the Company in December 1997. Mr. Schneider is Chief Executive Officer of The Glenville Group, Inc., headquartered in Plymouth Meeting, Pennsylvania, involved in the development, ownership and management of commercial and residential properties. Mr. Schneider is Chairman of Togar Property Company, an
     apartment development company located in Malvern, Pennsylvania. In addition, Mr. Schneider is Vice Chairman of Parkland Management Company, a financial services company, and Vice Chairman of Horvitz Newspapers, Inc.

Alan L. Shulman

     Mr. Shulman, 66, has been a director of the Company since 1985 and served as Chairman of the Board from August 1992 until May 1996. Mr. Shulman is a private investor and was previously a general partner of Unitel Associates, Ltd., a Florida limited partnership engaged in the ownership and operation of Holiday Inn motel properties, for more than twenty years until its dissolution in 1987. Mr. Shulman also serves as a director of Engle Homes, a NASDAQ listed real estate development company, and was a director of Island National Bank from its inception in 1989 until April 1997. A company controlled by Mr. Shulman leased, operated and managed a Days Inn Motel in West Palm Beach, Florida, which was owned by the Company until sold in May 1998 (see "Transactions With Others").


INCUMBENT DIRECTORS WHOSE TERM OF OFFICE WILL EXPIRE IN 2001


Stanley Brenner

     Mr. Brenner, 73, has been a director of the Company since 1988. Mr. Brenner was a partner of Laventhol & Horvath, certified public accountants, for more than five years until his retirement in 1990. From April 1991 until May 1996, Mr. Brenner served as a consultant to the Company. Mr. Brenner was Interim President of the Company from August 1996 to December 1997.


Stanley S. Cohen

     Mr. Cohen, 59, became a director of the Company in December 1997. Mr. Cohen is a partner and a member of the Executive Committee of the law firm of Fox, Rothschild, O'Brien & Frankel, LLP in Philadelphia, Pennsylvania. Mr. Cohen previously served for 11 years as Co-Chairman of that firm's Real Estate Department. Mr. Cohen presently serves as an appointee of the Majority Leader of the Pennsylvania State House of Representatives to the Pennsylvania Economic Development Financing Authority, which grants loans to encourage economic development within Pennsylvania, and served as an appointee of the Governor of Pennsylvania to the Pennsylvania Commission for Women. Fox, Rothschild, O'Brien & Frankel, LLP provides legal services to the Company (see "Transactions With Others").


Allyn L. Levy

     Mr. Levy, 71, has been a director of the Company since 1993. Mr. Levy served as Chairman and Chief Executive Officer of Patriot Bancorporation of Boston, Massachusetts, and its predecessor, Harbor National Bank of Boston, from 1975 until 1986. Since 1986, Mr. Levy has been a private investor. He is also a director of B.J. Wholesale Club, a New York Stock Exchange listed company. Mr. Levy is not related to H. Irwin Levy.

INCUMBENT DIRECTORS WHOSE TERM OF OFFICE WILL EXPIRE IN 2000

H. Irwin Levy, Chairman

     Mr. Levy, 72, became a director and Chairman of the Board of the Company in December 1997. Mr. Levy is Chairman of the Board, Chief Executive Officer and a majority stockholder of Hilcoast Development Corp. (see "Transactions With Others"). Since 1995, he has also served as a director of nStor Technologies, Inc., an American Stock Exchange listed company. Mr. Levy was Chairman of the Board and Chief Executive Officer of the Company from 1985 to July 1992. He is currently of counsel to the West Palm Beach law firm of Levy Kneen Mariani Curtin Kornfeld and del Russo, which provides legal services to the Company.


Louis P. Meshon, Sr.

     Mr. Meshon, 58, became a director, Chief Executive Officer and President of the Company in December 1997. Mr. Meshon served as President of Drexel Realty, Inc. ("Drexel"), a real estate management and leasing company he co-founded in 1974, until December 1997, at which time the Company acquired a 95% economic interest in Drexel. Mr. Meshon is a member of the Wharton School's Real Estate Advisory Board.


VOTING PROCEDURES

Under Delaware law and the Company's certificate of incorporation and by-laws, if a quorum is present, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. A majority of the outstanding shares entitled to vote, present in person or represented by proxy, constitutes a quorum. Shares represented by proxies or ballots withholding votes from one or more directors and any "broker non-votes", if the broker's proxy is voted for at least one proposal, will be counted only for purposes of determining a quorum. "Broker non-votes" are instances where a broker holding shares of record for a beneficial owner is precluded by rules of a stock exchange or the National Association of Securities Dealers, Inc. from voting on a matter. Otherwise, abstentions and "broker non-votes" will not be counted for or against matters presented for stockholder consideration. The General Corporation law of the State of Delaware and the certificate of incorporation of the Company do not provide for cumulative voting in the election of directors.

The Board of Directors recommends that the stockholders vote their shares FOR the election of the two directors.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS


The Board of Directors of the Company met 8 times during the year ended December 31, 1998. Each director attended all of the meetings.

The Audit Committee, consisting of Messrs. Shulman and Brenner, met once during the past year. The Audit Committee is responsible for overseeing the financial reporting process and the effectiveness of internal controls of the Company and for recommendations to the full Board of Directors, including the designation of independent auditors on an annual basis.

The Acquisition Committee consists of Messrs. Meshon and H. Irwin Levy. If requested by the Board, the Acquisition Committee reviews for recommendation to the Board, or rejection, proposed acquisitions of real property. During 1998, the Acquisition Committee did not meet since this function was performed by the full Board of Directors.

The Investment Committee, consisting of Messrs. Brenner, Allyn Levy and Shulman, did not meet during the past year. The Investment Committee's functions include the approval of all investments of the Company not otherwise approved by the full Board of Directors.

The Board's functions include quarterly reviews of all of the Company's major assets. This responsibility was previously performed by the Asset Review Committee.

The Board of Directors has no standing nomination or compensation committees or other committees performing similar functions.

EXECUTIVE OFFICERS


The following are the executive officers of the Company (and the Company's wholly-owned subsidiary, Montgomery CV Realty Trust - the "Trust", where indicated), their respective ages, the year in which each was first elected an officer and the office of the Company held by each. Each executive officer will hold office until the next annual meeting of the Board of Directors or until their respective successors have been duly elected and qualified:


                                                                 Officer
Officer's Name           Age          Office                      Since
--------------           ---          ------                     -------

H. Irwin Levy             72    Chairman of the Board            1997
Louis P. Meshon, Sr.      58    President and Chief Executive    1997
                                   Officer
Elaine Hauff              36    Vice President and Treasurer     1992
Etta Strehle              43    Chief Financial Officer
                                   of the Trust                  1999
Orilla Floyd             63     Secretary                        1996


COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS


EXECUTIVE COMPENSATION

The following table sets forth, for the years ended December 31, 1998, 1997 and 1996, the compensation awarded to, earned by, or paid to those persons who were, during 1998 (i) the Chief Executive Officer of the Company and (ii) the other executive officers of the Company and the Trust whose compensation is required to be disclosed pursuant to the rules of the Securities and Exchange Commission (the "Named Officers"). The only compensation paid by the Company to its executive officers was base salary and annual bonuses.

SUMMARY COMPENSATION TABLE

                                     Annual Compensation
                               -------------------------------
Name and Principal Position    Year    Salary($)    Bonus($)
---------------------------    ----    ---------   -----------

Louis P. Meshon, Sr. President 1998     $279,744    $17,829(3)
  and Chief Executive
  Officer (1)

Paul Zambrotta, Chief          1998     $151,500    $75,000(4)
  Financial Officer of
  the Trust (2)

 ----------
(1) Mr. Meshon was elected President and Chief Executive Officer effective December 31, 1997.

(2) Mr. Zambrotta served as Chief Financial Officer of the Trust until January 29, 1999, at which time he resigned. Etta Strehle was appointed to that position on February 1, 1999.


(3) Performance Bonus for 1998 pursuant to Mr. Meshon's Employment Agreement, was paid in April 1999 (see "Compensation of Executive Officers and Directors - Executive Compensation")

(4)  Includes $37,500, which was paid in January 1999.

OPTION/STOCK APPRECIATION RIGHTS (SAR) GRANTED DURING 1998

There were no options to purchase the Company's Common Stock or SAR's granted during 1998 to the Named Officers.



AGGREGATED YEAR END OPTION VALUES


The following table sets forth information regarding unexercised stock options held by the Named Officers as of December 31, 1998. No stock options were exercised by the Named Officers during 1998. No SAR's have been granted or are outstanding.


                                       Number of           Value of
                                       Unexercised         Unexercised
                                       Options at          In-the-Money
                                       Dec. 31, 1998       Options at
                                         (#)  (1)          Dec.31, 1998($)
            Shares                    ----------------    ----------------
            Acquired on  Value         Exercis- Unexer-   Exercis- Unexer-
  Name      Exercise(#)  Realized($)   able     cisable   sable    cisable
  ----      -----------  -----------   ----     -------   -----    -------
Louis P.
Meshon, Sr.    -0-          -0-         30,000  120,000     -0-      -0-

--------
(1) These options were granted on December 31, 1997 and are exercisable in equal annual installments of 30,000 shares, commencing on December 31, 1998. Unexercisable options are subject to forfeiture under certain circumstances.



BOARD COMPENSATION REPORT


Since the Board does not have a Compensation Committee, the entire Board has provided the following Compensation Report:

Executive Compensation Policy - The Board's overall compensation philosophy is to attract and retain quality talent, which is critical to both the short-term and long-term success of the Company, and to create a mutuality of interest between executive officers and stockholders through compensation structures that share the rewards and risks of strategic decision making.

The Board examines market compensation levels and trends observed in the labor market. Market information is used as a frame of reference for annual salary adjustments and starting salary offers. Executive salary decisions are generally determined in an annual review of each individual's performance, decision-making responsibilities, experience and team-building skills. In certain instances, these reviews include recommendations by the Company's financial consultants.

Mr. Meshon's compensation arrangement has been established under an Employment Agreement, dated December 31, 1997 (the "Employment Agreement" - see below).


Base Compensation - The Board's approach to base compensation is to offer competitive salaries in accordance with market practices prevalent in the Company's geographical areas. In addition, effective in 1999, the Company is sponsoring a 401(k) - retirement plan which covers substantially all employees meeting certain minimum age and service requirements. The plan provides for employer contributions equal to 50% of the first 3% of employee contributions. Mr. Meshon's Employment Agreement provides for a base salary of $285,000, subject to increases, at the sole discretion of a Committee of the Trust (the "Committee"), in the event that there is a substantial increase in the scope of his responsibilities, and annually commencing in December 2000. Pursuant to the Employment Agreement, in the event the Company does not pay a quarterly dividend to stockholders of at least $.29 per common share, under certain circumstances, Mr. Meshon's base salary may be reduced by 50% and remain at such reduced level until the Company has paid quarterly dividends of at least $.29 per common share for four consecutive quarters. In that event, no Performance Bonus (see below) shall be paid doing the period for which such decrease has been in effect.



Bonus Compensation - Under the Employment Agreement, Mr. Meshon is entitled to an annual performance bonus (the "Performance Bonus") equal to 5% of the Improvement Percentage, as defined, times the OP's Funds From Operations, as determined by the Company's independent auditors. In addition, Mr. Meshon is entitled to receive a bonus, based upon a formula set forth in the Employment Agreement, in the event fees are paid by third parties to Drexel in connection with the termination, on or before December 31, 2000, of certain existing management and leasing agreements between those third parties and Drexel. No bonuses have been paid to Mr. Meshon other than the 1998 Performance Bonus of $17,829, which was paid in April 1999.

The Board generally rewards its other executive officers with annual bonuses based on performance on specific projects or transactions, taking into account the overall performance of the Company. Input from the Company's financial consultants and the Chief Executive Officer is considered when establishing bonuses for other executive officers. A balance is made between overall corporate performance and performance of the specific areas of the Company under a participant's direct control. This balance supports the accomplishment of overall objectives and rewards individual contributions and tasks assigned to Company executives.


Equity-Based Compensation - Stock options provide additional incentives to key employees to maximize shareholder value. Options generally vest over specified periods to encourage continued employment. In accordance with this philosophy, on December 31, 1997, the Company adopted the Montgomery CV Trust Executive Stock Option Plan which provides for the issuance to certain executives of options to purchase a maximum of 150,000 shares of Common Stock, all of which were granted to Mr. Meshon on December 31, 1997. Mr. Meshon's options are exercisable in equal annual installments of 30,000 shares, commencing on December 31, 1998. Unexercisable options are subject to forfeiture under certain circumstances.


Employment Agreement - As discussed above, effective December 31, 1997, the Company entered into an Employment Agreement with Mr. Meshon pursuant to which Mr. Meshon serves as President and Chief Executive Officer of the Company and President and Chief Operating Officer of the Trust for five years, with an automatic extension provision except under certain circumstances. In addition to the compensation provisions discussed above, if, during the term of the Employment Agreement, Mr. Meshon's employment is terminated for Cause, as defined, or Mr. Meshon resigns without Good Reason, as defined, all or a portion of 227,577 Units owned by Mr. Meshon in Montgomery CV Realty, L.P., an operating partnership (the "OP") in which the Trust owns 84.1%, as of April 15, 1999, and is its sole general partner, shall be deemed to be transferred to the Trust. The number of OP Units subject to transfer is reduced on a pro rata basis over five years. Mr. Meshon acquired those OP Units in exchange for his shares of Drexel on December 31, 1997.


In the event of Mr. Meshon's death or disability, the Trust shall be required to make severance payments for one year equal to Mr. Meshon's base salary, plus certain fringe benefits in the event of disability.

In the event Mr. Meshon terminates his employment for Good Reason, as defined, or after the occurrence of a Significant Event, as defined (which includes a change in control of the Company and a transfer of substantially all of the Company's assets and business), the Trust is required to pay severance benefits equal to the greater of the aggregate sum of all compensation (including bonuses based on historical averages) due to Mr. Meshon during the remaining term of the Employment Agreement, or 199% of Mr. Meshon's annual salary for the year prior to termination. In addition, Mr. Meshon would be entitled to receive certain fringe benefits for up to three years.

                                    Respectfully submitted,
                                            H. Irwin Levy, Chairman
                                            Stanley Brenner
                                            Stanley S. Cohen
                                            Allyn L. Levy
                                            Louis P. Meshon, Sr.
                                            Milton S. Schneider
                                            Alan L. Shulman



BOARD COMPENSATION

Except for Messrs. Meshon and H. Irwin Levy, directors of the Company receive monthly compensation of $1,000, are paid $1,000 for attending each Board of Directors meeting and $500 for attending each committee meeting. Pursuant to the CV Reit, Inc. Non-Employee Director 1998 Stock Option Plan, non-employee directors, excluding Mr. H. Irwin Levy, receive annual grants of options to purchase 5,000 shares of Common Stock and the Board has the authority to grant, in its sole discretion, a stock option to purchase up to 20,000 shares of Common Stock on the date any individual first commences service as a non-employee director.



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company has no Compensation Committee. The Chief Executive Officer's salary is based upon the Employment Agreement, discussed herein. Other executive salary decisions are determined in an annual review based upon recommendations of the Chief Executive Officer and/or the Company's financial consultants and approved by the Chairman of the Board.

STOCK PERFORMANCE GRAPH

The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to CV Reit, Inc.'s stockholders during the five year period ended December 31, 1998, as well as an overall stock market index (S&P 500 Index) and CV Reit's peer group index (REIT Industry Index):


      COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN


                 12/31/93 12/31/94 12/31/95 12/31/96 12/31/97 12/31/98
                 -------- -------- -------- -------- -------- --------

CV Reit, Inc.     100.00   108.67   152.60   205.36   223.66   224.00
S&P 500 Index     100.00   101.31   139.23   171.19   228.32   293.57
REIT Industry
  Index           100.00   100.81   119.26   161.90   192.44   156.22



Total returns assume $100 invested on December 31, 1993 in the Company's Common Stock, the S&P 500 Index and the REIT Industry Index with reinvestment of dividends.


TRANSACTIONS WITH OTHERS

         H. Irwin Levy/Hilcoast

During December 1981 and January 1982, the Company sold each of its recreation facilities at the Century Villages in West Palm Beach, Deerfield Beach and Boca Raton in separate transactions to different purchasers, including Mr. Levy, for sales prices based upon independent appraisals. The Company sold the recreation facilities at Boca Raton to Mr. Levy for $18 million, subject to a lease to a corporation currently owned by Mr. Levy. (The annual net rental to Mr. Levy on that lease is $2,162,000.) At closing, Mr. Levy issued a 30-year non-recourse promissory note to the Company in the principal amount of $12,535,000 which bears interest at 13.25% per annum. At December 31, 1998, the outstanding balance on this note was $10.7 million. During 1998, the Company recognized $1.4 million in interest income on this note.


Since 1990, companies owned by Mr. Levy and/or certain members of his family have leased, managed and operated the recreation facilities at the Century Villages in West Palm Beach, Deerfield Beach and Boca Raton, which are collateral for certain notes held by the Company with an outstanding balance of $40.1 million (including the $10.7 million discussed above) at December 31, 1998. During 1998, the Company leased approximately 2,500 square feet of office space to those companies on a month-to-month basis for $2,100 per month, plus an allocation of utility expenses.

Mr. Levy is Chairman of the Board, Chief Executive Officer and a majority stockholder of Hilcoast Development Corp. ("Hilcoast") which as of December 31, 1998, owed $24.9 million to the Company, consisting of an 11% mortgage note (the "Hilcoast Note") collateralized by first mortgages on the recreation facilities at the Century Village at Pembroke Pines, Florida active adult condominium project. The Hilcoast Note requires equal monthly payments of principal and interest aggregating approximately $2.9 million per annum through 2023 and may not be prepaid by Hilcoast without a prepayment penalty. During 1998, the Company recognized $3.1 million in interest income from Hilcoast on the Hilcoast Note and certain other mortgage notes, which were repaid in full during 1998.


Effective July 31, 1992, the Company and Hilcoast entered into a consulting and advisory agreement under which Hilcoast provides certain investment advisory, consulting and administrative services to the Company, excluding matters related to Hilcoast's loans from the Company. The agreement provides for the payment of $10,000 per month to Hilcoast, plus reimbursement for reasonable out-of-pocket expenses. The agreement may be terminated by Hilcoast upon 180 days notice and by the Company upon 30 days notice. During 1998, the Company paid $110,000 under this agreement, plus expense reimbursement.


On December 31, 1997, the OP acquired nine shopping centers and an office building for a purchase price of approximately $61.7 million. Two of the shopping centers were acquired from Mr. Levy and members of his family in exchange for 390,717 OP Units, as adjusted (valued at approximately $4.6 million), including 78,149 OP Units (valued at approximately $900,000) issued to Mr. Levy. The economic basis used to determine the acquisition price was the same as that used for the other properties acquired by the OP on that date.


         Stanley S. Cohen

Mr. Cohen is a partner and a member of the Executive Committee of the law firm of Fox, Rothschild, O'Brien & Frankel, LLP. During 1998, the Company paid $380,093 to that firm for legal services.

         Alan L. Shulman

On November 7, 1988, the Company entered into a lease with Century Inn Operating Corp., a company controlled by Mr. Shulman, for the operation and management of its Days Inn motel in West Palm Beach, Florida. The lease, as amended, provided for annual rent through the expiration of the lease term, on August 31, 1999, equal to a minimum of $330,000, plus 30% of gross room revenues in excess of $1.3 million. On May 15, 1998, the Company sold the motel for net cash proceeds of $4.2 million and recognized a gain of $2.3 million. In connection with the sale, Mr. Shulman received a $250,000 early termination fee from the buyer. During 1998, the Company recognized rent income of $223,000 under the lease.

PRINCIPAL STOCKHOLDERS

As of April 1, 1999, the following persons were known by the Company to own beneficially (as defined under applicable rules of the Securities and Exchange Commission) more than 5% of its outstanding Common Stock:

                                          Amount and
                                           Nature of
                              Title       Beneficial     Percent
Name and Address            of Class      Ownership(1)   of Class
----------------           ------------   ------------   --------
H. Irwin Levy.........     Common Stock     742,697(2)      9.3%
100 Century Boulevard
West Palm Beach, FL 33417

Alan J. Evans and Robert
  J. Cartagena, Trustees.. Common Stock     655,759(3)      8.2%
100 Century Boulevard
West Palm Beach, FL 33417


----------
(1) Unless otherwise indicated, each stockholder listed has the sole power to vote and direct disposition of the shares of the Company shown as beneficially owned by such stockholder.

2) Includes 97,292 shares owned by a corporation controlled by Mr. Levy. Excludes 175,000 shares owned by Mr. Levy's wife. Mr. Levy disclaims beneficial ownership of the excluded shares.

(3) Shares owned by a family trust established by Mr. Evans's wife, of which Messrs. Evans and Cartagena are Trustees.

SECURITY OWNERSHIP OF MANAGEMENT

As of April 1, 1999, all directors, and all directors and executive officers of the Company as a group, beneficially owned (as defined under the applicable rules of the Securities and Exchange Commission) shares of the Company, and OP Units of limited partnership interests in the Company's approximately 84.1% owned subsidiary, Montgomery CV Realty, L.P., as follows:


Percent
                                         Amount and        of Class
                                          Nature of     --------------
                             Title       Beneficial     Common   OP
Name and Address            of Class     Ownership(1)   Stock   Units
----------------          ------------  ------------    ------ -------

H. Irwin Levy ............ Common Stock     742,697(2)        9.3%
100 Century Boulevard      OP Units         78,149(7)              (5)
West Palm Beach, FL 33417

Allyn L. Levy............. Common Stock     30,000(3)        (5)
100 Century Boulevard      OP Units            -0-                  -0-
West Palm Beach, FL 33417

Alan L. Shulman........... Common Stock     20,680           (5)
100 Century Boulevard      OP Units            -0-                  -0-
West Palm Beach, FL 33417

Stanley Brenner........... Common Stock     12,500           (5)
100 Century Boulevard      OP Units            -0-                  -0-
West Palm Beach, FL 33417

Stanley S. Cohen ......... Common Stock     11,290(4)        (5)
2000 Market Street         OP Units            -0-                  -0-
Philadelphia, PA 19103

Louis P. Meshon, Sr. ..... Common Stock     30,790           (5)
580 W. Germantown Pike,    OP Units        674,249(6)(7)(8)         7.1%
Suite 200
Plymouth Meeting, PA 19462

Milton S. Schneider ...... Common Stock     10,000           (5)
580 W. Germantown Pike,    OP Units         20,957(7)(9)             (5)
Suite 202
Plymouth Meeting, PA 19462

All Directors, Nominees... Common Stock    867,957          10.8%
and Executive Officers     OP Units        773,355(6)(7)            8.2%
as a Group (10 persons)

----------
(1) Unless otherwise indicated, each stockholder listed has the sole power to vote and direct disposition of the shares of the Company shown as beneficially owned by such stockholder. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of the following shares which such person or group has the right to acquire pursuant to options exercisable within 60 days: Allyn L. Levy - 10,000 shares; Alan L. Shulman - 10,000 shares; Stanley Brenner -10,000 shares; Stanley S. Cohen - 10,000 shares; Milton S. Schneider - 10,000 shares; Louis P. Meshon, Sr. - 30,000 shares; all directors and executive officers as a group - 90,000 shares.


(2) Includes 97,292 shares owned by a corporation controlled by Mr. Levy. Excludes 175,000 shares owned by Mr. Levy's wife. Mr. Levy disclaims beneficial ownership of the excluded shares.

(3) Held by a revocable trust, of which Mr. Levy is the trustee and income beneficiary.

(4) Includes 1,000 shares jointly owned with Mr. Cohen's wife. Excludes 145 shares owned by Mr. Cohen's wife. Mr. Cohen disclaims beneficial ownership of the excluded shares.

(5) Less than 1%.

(6) Subject to adjustment under certain circumstances.

(7) The Trust (a wholly-owned subsidiary of CV Reit, Inc.) owns 7,966,621 OP Units (representing 84.1% of the OP). The holders of substantially all the remaining 15.9%, or 1,505,424 OP Units, have the right to require the OP to redeem their OP Units for cash at any time after December 31, 1998. However, upon a holder giving notice of the exercise of this right, the Trust has the right to acquire such holder's OP Units in exchange for cash or, if certain conditions are satisfied, an equal number of shares of CV Reit's Common Stock.

(8) Includes 89,909 shares jointly owned with Mr. Meshon's wife and 4,573 owned by companies controlled by Mr. Meshon.

(9) Excludes 34,013 OP Units owned by Mr. Schneider's wife. Mr. Schneider disclaims beneficial ownership of the excluded shares.

                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's outstanding Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by SEC regulation to furnish the Company with copies of all such reports they file, except that due to an administrative oversight, Etta Strehle did not file Initial Statement of Beneficial Ownership of Securities on Form 3 on a timely basis with respect to being named Chief Financial Officer of the Trust on February 1, 1999.


To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the officers, directors and greater than ten percent beneficial owners of the Company have complied with all applicable Section 16(a) filing requirements.


                                   PROPOSAL 2

                 APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS



The Board of Directors of the Company has appointed BDO Seidman, LLP as independent auditors for the Company for the year ending December 31, 1999, subject to the approval of stockholders. BDO Seidman, LLP acted as independent auditors for the Company for the year ended December 31, 1998. A representative of BDO Seidman, LLP is expected to be present at the stockholders' meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.


The Board of Directors recommends that the stockholders vote their shares FOR the appointment of BDO Seidman, LLP as the Company's independent auditors.

GENERAL

The Board of Directors does not know of any matters other than the foregoing proposals that will be presented for consideration at the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their judgment. In the event that any nominee is unable to serve as a director at the date of the meeting, the enclosed form of proxy will be voted for any nominee who shall be designated by the Board of Directors to fill such vacancy.





STOCKHOLDERS' PROPOSALS


Pursuant to Rule 14a-8 promulgated by the SEC, proposals of stockholders to be presented at the annual meeting to be held in 2000 must be received for inclusion in the Company's proxy statement no later than January 7, 2000.




Dated:   West Palm Beach, Florida
         May 7, 1999

                                     C A R D

                                      PROXY

                                  CV REIT, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints LOUIS P. MESHON, SR. AND H. IRWIN LEVY, and each of them, the attorneys and proxies of the undersigned, with power of substitution, to vote on behalf of the undersigned all the shares of stock of CV REIT, INC. which the undersigned is entitled to vote at the Annual meeting of Stockholders of CV REIT, INC. to be held at The Peninsula Hotel, 500 Fifth Avenue (at 55th Street), New York, New York, on June 7, 1999 at 9:30 a.m. and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such stock, and the undersigned authorizes and instructs said proxies to vote as follows:

1. Election of directors

         FOR the election of the nominees listed below (three year term).

         WITHHOLD AUTHORITY to vote for all the nominees listed below.

     Nominees: (three year term)

     Milton S. Schneider, Alan L. Shulman

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list above.)


2. Approve the appointment of BDO Seidman, LLP as independent auditors for the Company for fiscal 1999.

                 FOR       AGAINST       ABSTAIN


3. In their discretion, upon such other business as may be properly brought before the meeting.



         If this Proxy is properly executed and returned, the shares represented hereby will be voted. If not otherwise specified, this Proxy will be voted FOR the persons nominated as directors, and FOR proposal number 2.

         PLEASE DATE AND SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR AT LEFT.



                                           Dated: ________________________, 1999

                                           -------------------------------------


                                                  (Signature of Stockholders)